Exhibit 99.2

Press Release Release Date: March 2, 2020

Uniti and Windstream Reach Agreement in Principle

on Settlement of Litigation

LITTLE ROCK, Ark. – Uniti Group Inc. and its subsidiaries (collectively, “Uniti”) (Nasdaq: UNIT) and Windstream Holdings, Inc. and its subsidiaries (collectively, “Windstream”) jointly announced today that the mediation overseen by the Honorable Shelley C. Chapman has culminated in an agreement in principle (the “Settlement”) to resolve any and all claims and causes of action that have been or may be asserted against Uniti by Windstream, including all litigation brought by Windstream and certain of its creditors in the context of Windstream’s bankruptcy. The Settlement is additionally supported by lenders that own more than 72% of Windstream’s outstanding first lien debt and more than one-third each of its second lien creditors and unsecured note holders, including affiliates of Elliott Management Corporation, Windstream’s largest creditor, and other members of the ad hoc first lien Windstream creditors group. The Settlement is subject to negotiation and execution of definitive documentation and certain regulatory approvals and conditions precedent, including bankruptcy court approval and Uniti’s U.S. federal income tax compliance. All litigation between Windstream and Uniti will be stayed while the parties negotiate and prepare the definitive documentation implementing the Settlement. Certain material terms of the Settlement are described below.

Kenny Gunderman, President and Chief Executive Officer of Uniti, commented, “We are pleased to have achieved a mutually beneficial outcome for both Uniti and Windstream, which has been our stated goal from the beginning. This agreement has substantial strategic value for Uniti as it immediately allows the company to expand its national fiber footprint with approximately 450,000 new fiber strand miles and 1.8 million of existing fiber strand miles that are able to be leased by Uniti to a third party. The agreement also provides further expansion in the coming years for additional fiber deployment with our commitment to invest up to $1.75 billion of capital in Uniti-owned, Windstream-leased assets. Approximately 90% of our committed capital as part of the settlement agreement will be used to acquire or build new REIT eligible fiber assets with attractive yields. We look forward to a strong working relationship with Windstream as we focus on enhancing Windstream’s competitive position and the network Windstream leases from Uniti.”

Tony Thomas, President and Chief Executive Officer of Windstream, stated, “Our agreement with Uniti will provide substantial fiber-based network investments for Windstream to significantly expand 1 Gigabit internet service for consumers, positioning the company for sustainable growth and margin expansion upon emergence from restructuring. Our goal remains to emerge from restructuring as soon as possible under the best possible terms for Windstream and all our stakeholders.”

SUMMARY OF SETTLEMENT TERMS

A summary of the settlement terms are as follows:

•	Uniti agrees to invest up to $1.75 billion in growth capital improvements, consisting of long-term fiber and related assets in certain Windstream ILEC and CLEC properties (the “Growth Capital Improvements”), over the initial term of the New Leases (as defined below).

•	On the first anniversary of the initial investment for Growth Capital Improvements, the annual base rent payable by Windstream will increase by an amount equal to 8.0% of such new investment, subject to a 0.5% annual escalator.

•	For Growth Capital Improvements that include fiber deployments in CLEC territories, Uniti will have the option to require that such deployment be engaged in jointly, with Uniti owning and operating any excess new strands deployed beyond Windstream’s forecast. In return, Uniti agrees to fund 50% of the total cost to deploy the CLEC fiber.

•	Windstream will transfer to Uniti certain dark fiber indefeasible rights of use (“IRU”) contracts (that currently generate approximately $21 million in annual EBITDA) and relinquish its rights to use 1.8 million fiber strand miles currently leased by Windstream that are either unutilized or utilized for the dark fiber IRUs being transferred.

•	Uniti will purchase, for $40 million, certain Windstream-owned fiber assets, including certain fiber IRU contracts generating $8 million of annual EBITDA and 0.4 million fiber strand miles covering 4,100 route miles.

•	Windstream and Uniti agree to bifurcate the Master Lease into two structurally similar agreements to govern Windstream’s ILEC and CLEC facilities, respectively (collectively, the “New Leases”). Parties to the New Leases include Windstream Holdings, Inc., Windstream Services, LLC, and certain of its subsidiaries, and/or newly formed affiliated entities.

•	The initial aggregate annual rent under the New Leases will be equal to the annual rent under the Master Lease currently in effect. The New Leases will be cross-guaranteed and cross-defaulted unless Windstream ceases to be the tenant under one of the New Leases.

•	The New Leases will require that Windstream comply with certain covenants (any default under which will relieve Uniti of its obligations to fund Growth Capital Improvements) and permit Uniti to transfer its rights and obligations and otherwise monetize the New Leases so long as it does not transfer interests to a Windstream competitor.

•	Pursuant to the Settlement, Uniti and Windstream agree to mutual releases with respect to any and all liability related to any claims and causes of action between them, including those relating to the Chapter 11 proceedings and the Master Lease.

•	Total consideration from Uniti to Windstream (exclusive of the $40 million referred to above) to consist of:

o	$400 million in consideration paid in quarterly cash installments over five years, at an annual interest rate of 9%, which amount may be fully paid after one year, resulting in total payments ranging from $432 - $490 million;

o	$244.5 million of proceeds from, and conditioned upon, the sale of Uniti’s stock to certain creditors of Windstream as described below.

•	Uniti will sell to certain first lien creditors of Windstream 38,633,470 shares of Uniti common stock, par value $0.0001 per share (the “Settlement Common Stock”), at a price of $6.33 per share, which represents the closing price of Uniti’s shares on the date when an agreement in principle on the basic outlines of the settlement was first reached, with all proceeds from such sale provided to Windstream as described in the preceding paragraph. The issuance and sale of the Settlement Common Stock will be made in reliance upon the exemption from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Certain recipients of the Settlement Common Stock will be subject to a one-year lock up and all recipients will be subject to a customary standstill agreement. No recipient will receive any governance rights in connection with the issuance.

For further details regarding the settlement, please refer to the 8-K filing dated today that has been filed with the U.S. Securities and Exchange Commission.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry. As of September 30, 2019, Uniti owns 6.0 million fiber strand miles, approximately 630 wireless towers, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

ABOUT WINDSTREAM

Windstream Holdings, Inc., a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions. Windstream provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers across the U.S. The company also offers broadband, entertainment and security services for consumers and small and medium-sized businesses primarily in rural areas in 18 states. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit Windstream’s newsroom at news.windstream.com or follow us on Twitter at @Windstream.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact including those regarding the results of the potential settlement and its impact on Uniti.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Uniti and Windstream believe that the assumptions underlying the forward-looking statements are reasonable, they can give no assurance that their expectations will be attained. In particular, the announcement is of an agreement in principle and its implementation is subject to various uncertainties, including the need to negotiate definitive documentation and obtain various approvals.

INVESTOR AND MEDIA CONTACTS:

Uniti:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com

Windstream:

David Avery, 501-746-5876

Vice President, Corporate Affairs

david.avery@windstream.com

Chris King, 704-319-1025

Vice President, Investor Relations

christopher.c.king@windstream.com

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